UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2019
Date of Report (Date of earliest event reported)

Ecology and Environment Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of	(IRS Employer Identification
incorporation or organization)	Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

Securities registered pursuant to section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock par value $.01 per share	EEI	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ⃞

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

Ecology and Environment Inc. (the "Company") announced the retirement of Ronald L. Frank from his positions as Secretary and Executive Vice President, effective July 31, 2019.  Mr. Frank, a co-founder of the Company, will continue to serve as a member of the Board of Directors.  He has served in many capacities throughout the Company’s 49-year history, including as Executive Vice President of Finance from 1986 through 2008.

Colleen C. Mullaney-Westfall, Esq., E & E’s Vice President of Corporate Regulatory and Legal Affairs, has been appointed Secretary of the Company, effective August 1, 2019.  Ms. Mullaney-Westfall has served E & E as in-house counsel for 20 years, Assistant Corporate Secretary since 2008, and Secretary to the Board of Directors since 2015.  She holds a B.A. in Political Science from the University of New Mexico and a J.D. from Hofstra University School of Law.

A copy of the Press Release announcing Mr. Frank’s retirement and the appointment of Ms. Mullaney-Westfall as Secretary of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

	No.	Description
	99.1	July 31, 2019 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT INC.

By:	/s/Peter F. Sorci
Peter F. Sorci,
Acting Chief Financial Officer

Dated: July 31, 2019